UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2020

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420,		22151
Springfield	Virginia
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ National Market®

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective October 28, 2020, the Board of Directors (the “Board”) of Spok Holdings, Inc. (the “Company”) approved and adopted amendments to the existing Bylaws of the Company (as so amended, the “Bylaws”).

The Bylaws revise the deadline for advance notice of business and nominations for an annual meeting of stockholders to generally not later than the close of business 90 days nor earlier than the close of business 120 days prior to the one-year anniversary of the preceding year’s annual meeting. As a result of the amendments, for consideration at the 2021 Annual Meeting of Stockholders, director nominations or the presentation of other business must be received by the Secretary of the Company no earlier than March 30, 2021, and no later than April 29, 2021. In addition, the amendments revise the deadline in the Bylaws for advance notice of director nominations for a special meeting of stockholders where directors will be elected to generally not earlier than the close of business 120 days prior to such special meeting and not later than the close of business 90 days prior to such special meeting, or, if later, the tenth day following public announcement of the special meeting.

The Bylaws also revise the advance notice disclosure requirements to require the stockholder (i) proposing business or nominating directors or (ii) demanding a record date to request a special meeting to provide additional information about the stockholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. Further, the Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. Additionally, the Bylaws require any candidate for the Board, whether nominated by a stockholder or the Board, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term. The Bylaws also require the stockholder to provide additional information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder. All disclosures must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting.

The amendments also (i) permit the chairman of a meeting or the majority of the stockholders in attendance at a meeting to adjourn such meeting at any time and (ii) clarify the timing for a stockholder to request a record date to act by written consent and for such record date to be set. The amendments include certain technical, conforming, modernizing and clarifying changes to the Bylaws. The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits:

Exhibit
No.	Description
3.1	Third Amended and Restated Bylaws of Spok Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOK HOLDINGS, INC.

October 30, 2020	By:	/s/ Michael W. Wallace
		Name:	Michael W. Wallace
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Third Amended and Restated Bylaws of Spok Holdings, Inc.